SUBORDINATION AGREEMENT


          THIS SUBORDINATION AGREEMENT ("Agreement") is made and entered into as of April 25, 1996 by and between the undersigned, K-H Corporation, (together with its successors and assignees, "K-H"), and Congress
Financial Corporation (Central) (together with its successors and assignees, "Congress"). Capitalized terms used herein which are not defined herein are used herein as such terms are defined in that certain
Accounts Financing Agreement [Security Agreement] (the
"Accounts Financing Agreement"), that certain Inventory and Equipment Security Agreement Supplement to Accounts
Financing Agreement [Security Agreement] (the "Inventory and Equipment Supplement"), that certain Rider No. 1 to
Accounts Financing Agreement [Security Agreement] and
Inventory and Equipment Security Agreement Supplement to
Accounts Financing Agreement [Security Agreement] (the
"Rider") and that certain letter regarding Inventory
Loans, each dated as of August 20, 1993 and each as amended by that certain First Amendment to Accounts
Financing Agreement [Security Agreement] entered into as of April 4, 1994 by and between Borrower and Congress, that certain Second Amendment to Accounts Financing
Agreement [Security Agreement] and Waiver entered into as of April 12, 1994 by and between Borrower and Congress, that certain Third Amendment to Accounts
Financing Agreement [Security Agreement] entered into as of May 1, 1995 by and between Borrower and Congress, and that certain Fourth Amendment to Accounts Financing
Agreement [Security Agreement] entered into as of April
19, 1996 (the "Fourth Amendment") (as hereinafter amended, restated or otherwise modified from time to time, the "Loan Agreement") with Fruehauf Trailer
Corporation, a Delaware corporation ("Fruehauf").
Notwithstanding anything else in this Agreement, except as expressly provided in Section 13, all of the provisions of this Agreement that refer to K-H apply only to K-H or any assignee in its capacity as holder of Subordinated Debt.

                  WITNESSETH:

          WHEREAS, pursuant to that certain Note
Purchase and Assignment Agreement dated as of April 19,
1996 ("Assignment Agreement") between Congress and K-H,
Congress assigned all of its right, title and interest to (i) that certain Working Capital Term Note dated
April 19, 1996 in the total principal amount of Five
Million Five Hundred Thousand Dollars ($5,500,000)
(together with any instrument(s) which may hereafter be substituted therefor under the terms of any agreement between Borrower and K-H, and any note(s) evidencing any other indebtedness of Borrower hereafter acquired by K-H from Congress, collectively, are hereinafter referred to as the "Term Note"), (ii) the other Assigned Documents
(as defined in the Assignment Agreement) and (iii) the Intercreditor Agreement (as defined in the Assignment
Agreement) to the extent Congress' interest in the Intercreditor Agreement relates to the Term Note and except as otherwise provided in the Assignment
Agreement.

          WHEREAS, Borrower is indebted to Congress as a result of loans made and to be made by Congress to Borrower pursuant to the Loan Agreement and other loan and security documents relating thereto;

          WHEREAS, K-H acknowledges that the loans or other extensions of any financial accommodation or credit to Borrower by Congress is of value to K-H; and

          WHEREAS, the Assignment Agreement requires the execution and delivery of this Agreement as a condition to the sale of the Term Note to K-H;

                  AGREEMENT

          NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged by K-H, and in order to induce
Congress, at its option, now or from time to time hereafter, to make loans or extend credit or any other financial accommodations to or for the benefit of Borrower; or to grant such renewals or extensions thereof as Congress may deem advisable; and to better secure Congress in respect of the foregoing, K-H hereby agrees with Congress as hereinafter set forth.

          As used herein the following terms shall have the meanings set forth below:

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

          "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

          "Borrower" shall mean Fruehauf and any
successor or assign of Fruehauf, including, without limitation, a receiver, trustee or debtor-in-possession of or for Fruehauf.

          "Collateral" shall mean all Property or
interests in Property of Borrower or any Subsidiary now or hereafter securing all or any portion of the Senior
Obligations and all Proceeds of such Property or interests in such Property.

          "Congress Loan Documents" shall mean the Loan Agreement and all documents, instruments, guaranties, notes, security agreements, mortgages, deeds of trust and other agreements executed in connection therewith or delivered pursuant thereto, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time;
provided that the term Congress Loan Documents shall not include any K-H Loan Documents other than the Intercreditor Agreement.

          "Congress Purchase Price" shall mean, on the date (if any) on which K-H shall purchase the applicable
Senior Obligations pursuant to Section 14 hereof, the sum of the outstanding principal balance of all Senior
Obligations, plus all accrued interest, fees, indemnities and other amounts included in such Senior
Obligations which are owing as of such date, plus all early termination fees, prepayment fees or similar amounts which would be payable to Congress if Borrower were prepaying such Senior Obligations in full and terminating the Congress Loan Documents on such date, plus a reserve equal to 110% of the aggregate amount of all contingent Senior Obligations (including, without limitation, all Letter of Credit Accommodations, as defined in the Loan Agreement), as reasonably estimated by Congress.

          "Enforcement Blockage Condition" shall mean any of the events, conditions or circumstances set forth in clauses (i), (ii) or (iv) of the first sentence of
Section 2 hereof.

          "Indebtedness" shall mean, with respect to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all capitalized lease obligations of such Person, (c) all obligations of such Person in respect of letters of credit, banker's acceptances or similar obligations issued or created for the account of such Person, (d) liabilities of such Person in respect of foreign currency hedging arrangements and in respect of interest rate protection or hedging arrangements entered into by such Person to fix the floating interest rate or float the fixed interest rate of any indebtedness or obligations, (e) all guaranties and other obligations of any kind of such Person with respect to Indebtedness and obligations of other Persons of the type described in this definition and (f) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "K-H Loan Documents" shall mean (i) all of the Assigned Documents (as such term is defined in the Assignment Agreement), and, to the extent of its interest therein, the Intercreditor Agreement, (ii) any note evidencing any indebtedness of Borrower which is hereafter acquired by K-H from Congress, and (iii) all other documents, instruments, guaranties, notes, security agreements, mortgages, deeds of trust and other agreements executed after the date hereof in favor of K-H as holder of the Term Note (including any note referenced in clause (ii)), in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

          "Lien" shall mean any mortgage, pledge,
security interest, lien, encumbrance or other charge of any kind or Property.

          "Outer Standstill Date" shall mean the
earlier of (i) the date on which the Senior Obligations are Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated and (ii) the later of (A) the maturity date of the Term Note, as extended, if at all, pursuant to Section 2.3 thereof, and (B) if any Events of Default under the Congress Loan Documents have occurred and are continuing as of such maturity date, the thirtieth day after the earliest date on which any such Event of Default first occurred or the date on which such Event of Default is cured or waived in writing if earlier than such thirtieth day, and (C) if the maturity date of the Term Note has not been extended pursuant to Section 2.3 thereof to May 1, 1999, the first date on which no Enforcement Blockage Condition exists.

          "Paid in Full" or "Payment in Full" means, with respect to the Senior Obligations as of a particular date, the payment in full in cash on such date of all Senior Obligations then due and payable
(including, without limitation, the outstanding principal amount of all Senior Obligations, and all accrued interest, fees, indemnities and other amounts then due and payable under the Congress Loan Documents) plus a cash collateral reserve equal to 110% of the aggregate amount of all contingent Senior Obligations
(including, without limitation, all Letter of Credit
Accommodations) as reasonably estimated by Congress.

          "Permitted Payments" shall mean (i) any
regularly scheduled payments of interest on or after the due date thereof and only to the extent and in the amounts expressly provided in the K-H Loan Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress) and (ii) any Permitted Principal Reduction Payments (as defined in the Term Note as in effect on the date hereof or as hereafter amended with the prior written consent of Congress) on or after the due date thereof and only to the extent and in the amounts expressly provided in the Term Note (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress). Permitted Payments may only be made to K-H to the extent expressly provided in Section 2 of this Agreement.

          "Person" shall mean an individual,
partnership, corporation, company, association, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Proceeds" shall mean and include all
"proceeds" as such term is defined in the UCC, whether now existing or hereafter acquired, or acquired before or after the commencement of any bankruptcy case.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Protective Advances" shall mean (i) all advances, costs, expenses and attorneys' and other professionals' fees, whensoever made, advanced or incurred by Congress in connection with the Senior
Obligations (including, without limitation, all insurance-related, storage, maintenance and other payments respecting any Collateral which Borrower or any Subsidiary is required to make under any of the Congress
Loan Documents) (ii) costs, expenses, attorneys' and other professionals' fees and expenses and all other amounts for which Borrower or any Subsidiary is obligated to reimburse Congress under any of the Congress Loan Documents; (iii) advances, costs, expenses, attorneys' and other professionals' fees and expenses and other amounts which are advanced or incurred by Congress in connection with any liquidation or disposition of any Collateral by Borrower or any Subsidiary; (iv) all advances, costs, expenses, attorneys' and other professionals' fees and expenses and other amounts which are advanced or incurred by Congress in respect of any environmental laws and as to which Congress is entitled to be reimbursed or indemnified pursuant to any of the Congress Loan
Documents; (v) all advances made by Congress, in its sole discretion, for payment of any federal excise taxes or sales taxes owing by Borrower or any Subsidiary, (vi) all advances made by Congress, in its sole discretion, for payment of accrued and unpaid wages, salaries, commissions, vacation, sick leave or other fringe benefits (including payroll taxes with respect thereto) to employees of the Borrower or any Subsidiary as of the date on which Congress terminates the Loan Agreement, and (vii) all advances made by Congress, in its sole discretion, for payment of any liabilities or obligations of Borrower or any Subsidiary as to which Congress or any officers or directors of Borrower or any Subsidiary could be assessed personal liability if such liabilities or obligations are not otherwise satisfied or discharged.

          "Senior Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Subsidiary to Congress and/or its Affiliates, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Congress Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Congress
Loan Documents or after the commencement of any bankruptcy case, including, without limitation, (i) the payment of post-petition interest, costs of enforcement or preservation or protection of any Collateral
(including attorneys' fees and expenses), and any and all other amounts which would accrue and become due but for the commencement of any bankruptcy case or the operation of any provision (including Section 506(b)) of or doctrine with respect to the Bankruptcy Code, even if such post-petition amounts are disallowed in any bankruptcy case, (ii) any and all Protective Advances, and (iii) advances made to or claims against Borrower or any Subsidiary pursuant to or with respect to any cash collateral usage, financing or extension of credit provided to Borrower or any Subsidiary by Congress pursuant to Sections 363 or 364 of the Bankruptcy Code), in the case of each of the foregoing clauses whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Congress; provided however, that Senior Obligations shall not include any Subordinated
Debt.  Any Obligations (as defined in the Loan
Agreement) that are incurred in violation of Section 11 hereof shall not constitute Senior Obligations.

          "Subordinated Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower or any Subsidiary to K-H under the K-H Loan Documents, including principal, interest, charges, fees, indemnities, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the K-H Loan Documents or after the commencement of any bankruptcy case.

          "Subsequent Triggering Notice" shall mean any Triggering Notice delivered after the first
Triggering Notice delivered pursuant to this Agreement.

          "Subsidiary" shall mean any corporation, partnership or other entity as to which Borrower shall at the time, directly or indirectly though a subsidiary or other Affiliate, (i) have sufficient voting power to entitle it to elect immediately or to have had elected a majority of the board of directors or similar governing body of such corporation, partnership or other entity, or (ii) own 50% or more of the equity interests issued by such corporation, partnership or other entity.

          "Triggering Notice" shall mean a written notice from Congress to K-H stating that (a) an Event of Default under the Loan Agreement has occurred and is continuing and (b) either (i) Congress intends to accelerate or demand payment of the Senior Obligations, and/or foreclose its security interests in or repossess any Collateral, and/or commence an orderly liquidation of any substantial portion of the Collateral or (ii) the Borrower intends to commence or has commenced an orderly liquidation of any substantial portion of the Collateral.

* "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

     1. Standby; Subordination; Subrogation. The payment and performance of the Subordinated Debt is hereby subordinated to the Senior Obligations and except as provided in Section 3 hereof, K-H will not ask, demand, accelerate, sue for, take or receive from Borrower or any Subsidiary by setoff or in any other manner, or otherwise exercise any rights or remedies in respect of, the whole or any part of the Subordinated
Debt which may now or hereafter be owing by Borrower or any Subsidiary and will not take any negotiable instruments evidencing such amounts, nor any security
(including guaranties and third party credit support) for any of the foregoing except as provided in the K-H
Loan Documents (as now in effect or as hereafter amended with the prior written consent of Congress), unless and until all such Senior Obligations (whether now existing or hereafter arising and whether arising before or after the Borrower or any Subsidiary or the Borrower's or any Subsidiary's estate becomes the subject of proceedings under the Bankruptcy Code or whether such Senior
Obligations are acquired outright, conditionally or as collateral security from another by Congress), shall have been Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated. Notwithstanding the date, manner or order of attachment or perfection of any such Lien or any provisions of the UCC or any other applicable law or judicial decision or the Congress Loan Documents or the K-H Loan Documents, and regardless of whether Congress or K-H holds possession of any or all of the Collateral, and regardless of any invalidity, unenforceability or lack of perfection of any of the Senior Obligations or any of the Subordinated Debt or any of the Liens securing same, all Liens, rights and interests of or in favor of K-H securing any of the Subordinated Debt, whether now or hereafter howsoever existing, in any Property of Borrower or any Subsidiary or the Proceeds thereof or any other Property securing any of the Senior
Obligations or any of the Subordinated Debt, shall be and hereby are subordinated to the Liens, rights and interest of Congress in such Property. K-H shall have no right to possession of any such Property or to foreclose or otherwise realize upon or exercise any rights or remedies in respect of any such Property, whether by judicial action or otherwise, with respect to the Subordinated Debt, unless and until all of the Senior Obligations shall have been Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated. K-H also hereby agrees that, regardless of whether any of the Senior Obligations are secured or unsecured, except with respect to Permitted Payments, Congress shall be subrogated for K-H with respect to K-H's claims against Borrower or any Subsidiary under the K-H Loan Documents and K-H's rights, liens and security interests, if any, in any of the Property of Borrower or any Subsidiary or any of the Proceeds thereof to secure the Subordinated
Debt until all of the Senior Obligations have been Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated. In the event, in connection with the disposition of any Collateral which secures any or all of the Senior Obligations and the Subordinated Debt,

Congress releases any of its Liens on such Collateral, K-H shall thereupon execute and deliver to Congress (or if Congress so requests, to Borrower or the applicable
Subsidiary) such termination statements and releases as Congress shall reasonably request to release K-H's Lien against such Property. K-H acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with the K-H Loan Documents, the K-H Loan Documents shall be deemed to be subject to this Agreement. To the extent there are any inconsistencies between the terms of this Agreement and those of the Term Note and/or the Note Purchase
Agreement, the terms of this Agreement shall control.

     2. Permitted Payments. Notwithstanding the provisions of Section 1 of this Agreement, unless (i) an Event of Default under Section 8.1(a)(i) or (d) of the Accounts Financing Agreement (in the case of any Event of Default under Section 8.1(d) thereof, only to the extent such Event of Default relates to the Borrower) has occurred and has not been cured or waived by Congress in writing (regardless of whether a Triggering
Notice is then in effect), (ii) a Triggering Notice has been delivered to K-H and is then in effect, (iii) a Default or Event of Default under the Congress Loan
Documents or an Advance in excess of the amounts otherwise available to Borrower under the Loan Agreement would result therefrom or (iv) K-H has breached any provision of this Agreement in any material respect and such breach has not been cured or waived by Congress in writing, Borrower may make any Permitted Payment to K-H.
Any Triggering Notice delivered by Congress shall remain in effect until (i) all Events of Default on which such Triggering Notice is based have been cured or waived in writing by Congress, and no other Default or Event of Default has occurred and is then continuing or (ii) one hundred and thirty-five days shall have elapsed after the delivery of such Triggering Notice, and either (A)
Congress has not accelerated the Senior Obligations or commenced the orderly liquidation of a substantial portion of the Collateral or otherwise commenced in any material respect the exercise of any of its rights and remedies under the Congress Loan Documents to obtain repayment of the Senior Obligations or (B) the Borrower has not commenced the orderly liquidation of a substantial portion of the Collateral; provided, however, that if all of the Events of Default on which such Triggering Notice is based occurred during the pendency of any prior Triggering Notice and were relied on by Congress (either as a matured Event of Default or an unmatured Default) to extend the effectiveness of any such prior Triggering Notice, then the aforesaid 135 day period shall commence from the earliest date on which Congress first relied on any such Event of Default
(either as a matured Event of Default or an unmatured
Default) in extending the effectiveness of any such prior Triggering Notice. Notwithstanding anything to the contrary in this Agreement, Congress' right to deliver a Triggering Notice shall be subject to the following limitations:

          (i)  no Triggering Notice may be based on
any Event of Default which occurred before the date of delivery of any prior Triggering Notice and of which Congress then had actual knowledge;

          (ii) no Event of Default under Section
8.1(e) of the Accounts Financing Agreement may serve as the basis for a Triggering Notice unless (A) in the case of the first Triggering Notice which is based on an Event of Default under Section 8.1(e) of the Accounts
Financing Agreement, such Event of Default consists of a material adverse change in Borrower's business, assets or condition (financial or otherwise) from the date of the Fourth Amendment, and (B) in the case of any Subsequent Triggering Notice delivered by Congress, such
Event of Default is based on events or other circumstances occurring after the delivery of the immediately preceding Triggering Notice which is based on an Event of Default under Section 8.1(e) of the Accounts Financing Agreement and such Event of Default consists of a material adverse change in Borrower's business, assets or condition (financial or otherwise) which has occurred since the date of such prior
Triggering Notice; and

          (iii)     No Event of Default under Section
8.1(f) of the Accounts Financing Agreement may serve as the basis for any Subsequent Triggering Notice unless it is based on events or other circumstances occurring after the delivery of the immediately preceding
Triggering Notice.

Solely for the purposes of this Section and not for any other purpose, any failure of Congress to waive any Default or Event of Default shall not preclude a determination that such Default or Event of Default has been cured.

     3. Enforcement Rights. Except with the prior written consent of Congress or as specifically provided in subsections (a) through (c) below, on or before the Outer Standstill Date, and at any time after Congress has accelerated the Senior Obligations or has commenced the orderly liquidation of a substantial portion of the Collateral or has otherwise commenced in any material respect the exercise of any of its rights and remedies under the Congress Loan Documents to obtain repayment of the Senior Obligations, K-H shall not, and shall not be entitled to, exercise (and, if applicable, shall discontinue any exercise of) any right or remedy in respect of the Subordinated Debt or enforce or otherwise realize on any Lien on any Property of the Borrower or any Subsidiary or any other Property securing any portion of the Subordinated Debt or otherwise take any action against Borrower or any Subsidiary or any Property of Borrower or any Subsidiary or any other
Property securing any portion of the Subordinated Debt, in each case with respect to its rights and remedies under the K-H Loan Documents.

          Notwithstanding the foregoing provisions of this Section 3:

          (a)  If the Senior Obligations have been
accelerated by Congress and remain due and payable, K-H may exercise any right under the K-H Loan Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress) to accelerate the Subordinated Debt.

          (b)  In the event Congress commences any
judicial proceedings in connection with the exercise of its rights and remedies under the Congress Loan
Documents, K-H may intervene in such proceedings to the extent permitted by applicable law and the K-H Loan
Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress); provided, however, that (i) K-H shall not, directly or indirectly, in such proceedings or otherwise
(A) oppose or otherwise dispute Congress' right to exercise in good faith such rights or remedies through such proceedings or Congress' right to seek the relief sought by Congress in such proceedings or (B) seek in good faith any relief which is inconsistent with the relief sought by Congress in good faith or with any of the provisions of this Agreement, and (ii) in such proceedings, K-H shall enforce its applicable rights and remedies and otherwise act in such manner as Congress directs in accordance with commercially reasonable standards.

          (c)  If (i) the Borrower fails to make a
Permitted Payment which is permitted to be paid pursuant to this Agreement, (ii) K-H thereafter notifies Congress in writing of Borrower's failure to make such Permitted
Payment, and (iii) at any time after Congress' receipt of such written notice, Congress makes a revolving loan, the proceeds of which are not used to make the Permitted
Payment or to pay any Congress Obligations or other amounts required to be paid to Congress under the Congress Loan Documents, then K-H may exercise any available rights and remedies under the K-H Loan
Documents (as in effect on the date hereof or as hereafter amended with the prior written consent of Congress), other than rights and remedies relating to any Collateral, for the purpose of obtaining payment of such Permitted Payment.

     4. Subordinated Debt Owed Only to K-H. K-H warrants and represents that K-H has not previously assigned any interest in the Subordinated Debt or any Liens in connection therewith, that no other person, firm or corporation owns an interest in the Subordinated
Debt or security therefor other than K-H (whether as joint holders of the Subordinated Debt, participants or otherwise) and that the entire Subordinated Debt is owing only to K-H and covenants that the entire
Subordinated Debt shall continue to be owing only to K-H and all security therefor shall continue to be held solely for the benefit of K-H unless assigned in accordance with the terms of this Agreement.

     5.     Lender Priority.  In the event of any
distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the Property of Borrower or any Subsidiary or the proceeds thereof to the creditors of Borrower or any Subsidiary or readjustment of the Senior Obligations and Subordinated
Debt of Borrower or any Subsidiary (whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, any marshalling of liens or assets or any other action or proceeding involving the readjustment of all or any part of the Senior Obligations or the Subordinated Debt), or upon the dissolution or other winding up of Borrower's or any Subsidiary's business, or upon the sale of all or substantially all of Borrower's or any Subsidiary's assets, or upon any disposition or liquidation by or on behalf of Congress of any Collateral or other Property of the Borrower or any Subsidiary, then, and in any such event, (i) Congress shall be entitled to receive Payment in Full of any and all of the Senior Obligations then owing prior to the payment of all or any part of the Subordinated Debt, and (ii) any payment or distribution of any kind or character, whether in cash, securities or other Property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated
Debt shall be paid or delivered directly to Congress for application on any of the Senior Obligations, due or not due, until such Senior Obligations shall have first been Paid in Full and completely performed.

     6.     Grant of Authority to Congress.  In the
event of the occurrence of any event described in
Section 5 above, and in order to enable Congress to enforce Congress' rights hereunder in any of the aforesaid actions or proceedings, Congress is hereby irrevocably authorized and empowered, in Congress' discretion, to make and present for and on behalf of K-H such proofs of claims against Borrower and/or any Subsidiary on account of the Subordinated Debt or other motions or pleadings as Congress may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior
Obligations.  K-H irrevocably authorizes and empowers
Congress to demand, sue for, collect and receive each of the aforesaid payments and distributions described in
Section 5 above and give acquittance therefor and to file claims and take such other actions, in Congress' own name or in the name of K-H or otherwise, as Congress may deem necessary or advisable for the enforcement of this Agreement. To the extent that payments or distributions are made in Property other than cash, K-H authorizes Congress to sell such Property to such buyers and on such terms as Congress, in Congress' reasonable discretion, shall determine. K-H will execute and deliver to Congress such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as Congress shall deem necessary), as may be requested by Congress in order to enable Congress to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt, all for Congress' own benefit. Following Payment in Full and complete performance of the Senior Obligations, Congress will remit to K-H, to the extent of K-H's interest therein, all dividends or other payments or distributions paid to and held by Congress in excess of the Senior
Obligations.

     7.     Payments Received by K-H.  Except for
Permitted Payments received by K-H in accordance with the provisions of Section 2 above, should any payment or distribution or security or instrument or proceeds thereof be received by K-H upon or with respect to the Subordinated Debt prior to the Payment in Full and complete performance of all of the Senior Obligations and termination or expiration of all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations, K-H shall receive and hold the same in trust, as trustee, for the benefit of Congress, and shall forthwith deliver the same to Congress, in precisely the form received (except for the endorsement or assignment of K-H where necessary), for application on any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by K-H as the Property of Congress. In the event of the failure of K-H to make any such endorsement or assignment to Congress, Congress, or any of its officers or employees, is hereby irrevocably authorized to make the same.

     8.     Instrument Legend.  Any instrument
evidencing any of the Subordinated Debt (including, without limitation, the Term Note), or any portion thereof, will, on the date hereof or promptly hereafter, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Congress pursuant to the terms of this Agreement, and
(i) a copy thereof will be delivered to Congress on the date hereof, and (ii) the original of any such instrument will be immediately delivered to Congress upon request therefor by Congress after the occurrence of an Event of Default to the extent reasonably necessary for Congress to enforce its rights under this Agreement or to protect, enforce or perfect its interest in the K-H Loan Documents or K-H's interest in the collateral. Any instrument evidencing any of the Subordinated Debt, or any portion thereof, which is hereafter executed by Borrower or any Subsidiary, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to Congress on the date of its execution or within five (5) business days thereafter, and the original thereof will be delivered as and when described hereinabove.

     9.     Reimbursements for Expenses from Borrower.
K-H agrees that until the Senior Obligations have been Paid in Full and completely performed and all financing arrangements under the Congress Loan Documents with respect to the Senior Obligations have expired or been terminated, K-H will not, directly or indirectly, accept or receive the benefit of any remuneration or reimbursement for expenses (other than attorneys' fees and expenses payable by Borrower in connection with the closing(s) of the assignment of the Term Note) from or on behalf of Borrower or any Subsidiary pursuant to or in connection with the K-H Loan Documents.

     10.    Continuing Nature of Subordination.  This
Agreement shall be effective and may not be terminated or otherwise revoked by K-H until the Senior Obligations shall have been Paid in Full and completely performed and all financing arrangements under the Congress Loan
Documents with respect to the Senior Obligations have expired or been terminated. In the event K-H shall have any right under applicable law or otherwise to terminate or revoke this Agreement, which right cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by K-H, is actually received by Congress' officer responsible for such matters. In the absence of the circumstances described in the immediately preceding sentence, this is a continuing agreement of subordination and Congress may continue, at any time and without notice to K-H, to extend credit or other financial accommodations and loan monies to or for the benefit of Borrower or any Subsidiary on the faith hereof. Any termination or revocation described hereinabove shall not affect this Agreement in relation to (a) any of the Senior Obligations which arose prior to receipt thereof, (b) any of the Senior Obligations which represent Protective Advances or interest on Senior Obligations, or (c) any of the Senior Obligations created after receipt thereof, if such Obligations were incurred through extensions of credit by Congress under the Congress Loan Documents in an aggregate outstanding principal amount not (exclusive of Protective Advances or interest on Senior Obligations) to exceed the amounts set forth in the last two sentences of Section 11 hereof. If, in reliance on this Agreement Congress makes loans or other Advances to or for the benefit of Borrower or any Subsidiary or takes other action under any of the Congress Loan Documents after such aforesaid termination or revocation by K-H but prior to the receipt by Congress of said written notice as set forth above, the rights of Congress shall be the same as if such termination or revocation had not occurred; and, in any event, no obligation of K-H hereunder shall be affected pursuant to this Section 10 by the death, incapacity or written revocation of K-H or any other subordinated party, pledgor, endorser, or guarantor, if any.

     11.     Additional Agreements Between Congress and
Borrower. Except as expressly set forth in this Section and Section 16 hereof, Congress, at any time and from time to time, either before or after any such aforesaid notice of termination or revocation, may enter into such agreement or agreements with Borrower or any Subsidiary as Congress may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Obligations or affecting the security underlying any or all of the Senior
Obligations, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.
Notwithstanding the foregoing but subject to the immediately following sentence, Congress shall not make any extensions of credit which cause the outstanding principal balance of the Senior Obligations (exclusive of interest on Senior Obligations and Protective
Advances) to exceed (i) at any time the sum of (A) the difference between the Maximum Credit and the then outstanding principal balance of the Term Note plus (B)
$6.5 million or (ii) for any period of more than 14 consecutive days the sum of (A) the difference between the Maximum Credit and the then outstanding principal balance of the Term Note plus (B) $2.5 million or (iii) at any time during any two week period immediately following any period of 14 consecutive days during which the outstanding principal balance of the Senior
Obligations (exclusive of interest on Senior Obligations and Protective Advances) exceeds the amount specified in clause (ii), the difference between the Maximum Credit and the then outstanding principal balance of the Term
Note. Congress shall be conclusively entitled to rely on, and assume the accuracy and completeness of, any borrowing base certificates, inventory or other collateral reports or other documents prepared by Borrower or any Subsidiary in connection with the Congress Loan Documents, and Congress shall not be deemed to have breached its covenant in the immediately preceding sentence to the extent Congress made any extensions of credit in excess of the levels specified in the immediately preceding sentence in reliance on such certificates, reports or other documents.

     12.    Undersigned's Waivers.  All of the Senior
Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. K-H expressly waives all notice of the acceptance by Congress of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and K-H expressly waives reliance by Congress upon the subordination and other agreements as herein provided.
K-H agrees that Congress has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of any of the Congress Loan Documents, or the collectability of the Senior Obligations, that Congress shall be entitled to manage and supervise its loans, extensions of credit or other financial accommodations to Borrower in accordance with applicable law and Congress' usual practices, modified from time to time as

Congress deems appropriate in its sole discretion under the circumstances, without regard to the existence of any rights that K-H may now or hereafter have in or to any of the Property of Borrower or any Subsidiary, and that Congress shall have no liability to K-H for, and waives any claim which K-H may now or hereafter have against, Congress arising out of any and all actions which Congress, in good faith and without gross negligence, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens in the Collateral and other security for the Senior Obligations, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party) with respect to any of the Congress
Loan Documents or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of the Collateral and/or other security for the Senior Obligations.

     13.    Bankruptcy Issues.  If Borrower or any
Subsidiary or Borrower's or any Subsidiary's estate becomes the subject of a bankruptcy case under the Bankruptcy Code and if Congress desires to permit the use of cash collateral or to provide financing to Borrower or any Subsidiary under either Section 363 or
Section 364 of the Bankruptcy Code, K-H agrees that adequate notice of such financing to K-H, in its capacity as a holder of the Subordinated Debt, shall have been provided if K-H received notice two (2) business days prior to the entry of any order approving such cash collateral usage or financing. Notice of a proposed financing or use of cash collateral shall be deemed given upon the sending of such notice by telegraph, telecopy or hand delivery to K-H at the address indicated below. All allocations of payments between Congress, in its capacity as holder of the Congress Obligations, and K-H, in its capacity as holder of the Subordinated Debt, shall continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing. On behalf of itself
(in any capacity) and its Affiliates, K-H hereby consents to, and waives any objections to (or any right to object to), and agrees to cause its Affiliates not to object to, the entry of any interim or final order entered in any such bankruptcy case approving any use of cash collateral permitted by Congress or financing provided by Congress so long as (i) the interim order contains terms substantially similar to (or less favorable to Congress than) those in the April 11, 1996 draft Interim Order (1) Authorizing
Debtors-In-Possession To Incur Post-Petition Secured
Indebtedness, (2) Granting Security Interests And
Priority Pursuant To 11 U.S.C. Section 364, (3)
Modifying Automatic Stay And (4) Setting Further Hearing and (ii) the final order contains terms substantially similar to (or less favorable to Congress than) those in the aforesaid draft Interim Order except that the provisional findings of fact, conclusions of law and decretal provisions in the Interim Order shall not be provisional and shall instead be binding on all creditors, equity interest holders and other parties in interest. In its capacity as the holder of the Subordinated Debt, K-H agrees that in any bankruptcy case of which Borrower or any Subsidiary is the subject, it will not, without the prior written consent of Congress, (i) assert any right it may have to adequate protection of its interest in any Property of the Borrower or any Subsidiary, (ii) seek any relief from the automatic stay of Section 362 of the Bankruptcy
Code, or (iii) object to any aspect of Congress' claims in such bankruptcy case or otherwise take any position inconsistent with Congress' position in such bankruptcy case. In its capacity as holder of the Subordinated
Debt, K-H waives any objection, claim or defense K-H may now or hereafter have arising out of the election by Congress, in any bankruptcy case under the Bankruptcy
Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and notwithstanding any such election by Congress, Congress shall be entitled to have all of the Senior Obligations Paid in Full from any and all Property of the Borrower or any Subsidiary prior to any payment or distribution made in respect of any Subordinated Debt. To the extent that Congress receives payments on, or proceeds of Collateral for, any of the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Congress. Nothing in this Paragraph 13 shall limit K-H's right to take any action as, or to recommend any action to, a member of any committee in any such bankruptcy case.

     14.    K-H Purchase Option.  Subject to the
provisions of this Section 14, if (a) the outstanding amount of the Subordinated Debt exceeds the outstanding amount of the Senior Obligations and (b) either (i) an Event of Default (as defined in the Term Note) has occurred and is continuing or (ii) an interest or principal payment is due and payable, or would have been due and payable but for Section 2.5(c) of the Term Note, to K-H under the K-H Loan Documents but has not been, and is not permitted to be, paid under the provisions of this Agreement, then K-H shall have the option, but not the obligation, to purchase from Congress all of its right, title and interest in and to the Senior
Obligations and the Liens securing the same except for Congress' indemnification and other reimbursement rights under the Congress Loan Documents and the right to receive all charges, fees and expenses thereunder in connection with the Letter of Credit Accommodations. To exercise such option, K-H must, within ten (10) days of the simultaneous occurrence of the conditions set forth in clauses (a) and (b) of this Section 14, give Congress written notice of its intent to exercise such option and specify the date (which shall be at least three (3) business days but not more than seven (7) business days after Congress receives such notice) of such purchase and, on such specified date, pay to Congress, in immediately available funds, an amount equal to the Congress Purchase Price on the date of such payment, without any representations or warranties from or recourse against Congress. Upon the termination or expiration of any contingency as to which any reserve was paid to Congress as part of the Congress Purchase
Price, the unused amount of the reserve related to such contingency shall be returned to K-H.

     15.    Congress' Waivers.  No waiver shall be
deemed to be made by Congress of its rights hereunder, unless the same shall be in writing signed on behalf of Congress and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Congress or the obligations of K-H to Congress in any other respect at any other time.

     16. Modifications. K-H shall not, without the prior written consent of Congress, amend or otherwise modify any of the K-H Loan Documents. Congress shall not, without the prior written consent of K-H, amend or otherwise modify the Congress Loan Documents (i) to increase the Maximum Credit or (ii) to increase the advance rates above the percentages set forth in the definition of Indenture Test Amount set forth in the Fourth Amendment.

     17. Information Concerning Financial Condition of Borrower. K-H hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and each Subsidiary, any and all endorsers and any and all guarantors of the Senior Obligations and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and/or Subordinated
Debt that diligent inquiry would reveal, and K-H hereby agrees that Congress shall have no duty to advise K-H of information known to Congress regarding such condition or any such circumstances. In the event Congress, in Congress' sole discretion, undertakes, at any time or from time to time, to provide any such information to K-H, Congress shall be under no obligation (i) to provide any such information to K-H on any subsequent occasion, or (ii) to undertake any investigation not a part of Congress' regular business routine and shall be under no obligation to disclose any information which Congress wishes to maintain confidential. K-H hereby agrees that all payments received by Congress may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Obligations, as Congress, in Congress' sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Obligations or to any other indulgence with respect thereto, to any substitution, exchange or, in connection with any disposition, the release of Collateral or any other security which may at any time secure the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

     18. No Offset. In the event K-H at any time purchases goods or services from Borrower or any Subsidiary, K-H hereby irrevocably agrees that it shall pay for such goods or services in cash or cash equivalents in accordance with the terms of such purchases and shall not deduct from or setoff against any amounts billed to K-H by Borrower or such Subsidiary in connection with such purchases any amounts K-H claims are due to it with respect to the Subordinated Debt and that the non-monetary terms and conditions of any such purchases shall be not more favorable to K-H than arms'-length terms and conditions made available by Borrower or such Subsidiary to third parties.

     19. Notices. Unless otherwise provided herein, all notices required or desired to be given hereunder shall be deemed validly given or delivered: if by hand, telex, telegram or facsimile, immediately upon sending;
if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch;
and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to Congress or K-H at the following addresses:

               Congress Financial
                    Corporation (Central)
               100 South Wacker Drive
               Suite 1940
               Chicago, Illinois  60606
               Attention:  Mr. William Bloom

     with a copy to:

               Latham & Watkins
               233 South Wacker Drive
               Suite 5800 Sears Tower
               Chicago, Illinois 60606
               Attention:  Mr. Donald L. Schwartz

               K-H Corporation
               c/o Treasurer
               672 Delaware Avenue
               Buffalo, New York  14209

     20.    Severability.  Wherever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     21. Headings. The headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     22. Authority. K-H hereby certifies that it has all necessary authority to grant the subordination evidenced hereby and to execute this Agreement on behalf of K-H.

     23. Binding Effect. This Agreement shall be immediately binding upon K-H and its successors and assigns, and shall inure to the benefit of the successors and assigns of Congress, and no other Person shall have any rights under this Agreement, whether as a third party beneficiary or otherwise.

     24.    Restrictions on Pledges, Assignments and
Participations.

          (a)  K-H shall not pledge its rights under
this Agreement, or any other K-H Documents to any Person, and any attempted pledge in violation of this
Section 24 shall be void ab initio.

          (b)  K-H shall not assign or sell
participations in its rights or obligations under this Agreement or any other K-H Documents or in or to the Collateral or any other security for the Subordinated
Debt to any other Person without prior written consent of Congress which shall not be unreasonably withheld so long as such proposed assignee is reasonably acceptable to Congress.

          (c)  Without the consent of K-H: (i)
Congress may sell further participations in the Senior
Obligations to any Person under one or more separate agreements without in any way affecting any of the rights and obligations of the parties to this Agreement, and (ii) Congress may assign all or any portion of its interest in the Senior Obligations to any Person.

          (d)  No assignment made by K-H or Congress
in violation of this Section 24 shall release K-H or Congress from its obligations and liabilities under this Agreement.

     25.    GOVERNING LAW; SUBMISSION TO JURISDICTION;
WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.  (a)  THIS
AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND
ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO,
OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN
K-H AND CONGRESS IN CONNECTION WITH THIS AGREEMENT, AND
WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE,
SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS
(AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND
DECISIONS OF THE STATE OF NEW YORK.

          (b)  EXCEPT AS PROVIDED IN THE NEXT
PARAGRAPH, K-H AND CONGRESS AGREE THAT ALL DISPUTES
BETWEEN THEM  ARISING OUT OF, CONNECTED WITH, RELATED
TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED
BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND

WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE,
SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS
LOCATED IN NEW YORK, NEW YORK, BUT K-H AND CONGRESS
ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE
TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW
YORK.  K-H WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT
MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE
DISPUTE INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO
THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
CONVENIENS.

          (c)  K-H AGREES THAT CONGRESS SHALL HAVE
THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO
PROCEED AGAINST K-H OR ITS PROPERTY IN A COURT IN ANY
LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE
CONGRESS TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A
JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF
CONGRESS.  K-H AGREES THAT IT WILL NOT ASSERT ANY
PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY
CONGRESS TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A
JUDGMENT OR OTHER COURT ORDER IN FAVOR OF CONGRESS.  K-H
WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF
THE COURT IN WHICH CONGRESS HAS COMMENCED A PROCEEDING
DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT
LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR
BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

          (d)  EACH OF K-H AND CONGRESS WAIVES ANY
RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY
DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR
OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR
INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM
IN CONNECTION WITH THIS AGREEMENT.  INSTEAD, ANY
DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH
TRIAL WITHOUT A JURY.

          (e)  K-H (I) AGREES THAT CONGRESS SHALL
HAVE NO LIABILITY TO K-H (WHETHER SOUNDING IN TORT,
CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY K-H IN
CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED
TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP
ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR
EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS
DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON
CONGRESS, (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT
TO REVIEW ON APPEAL), THAT SUCH LOSSES WERE THE RESULT
OF ACTS OR OMISSIONS ON THE PART OF CONGRESS,
CONSTITUTING  WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BAD
FAITH, OR KNOWING VIOLATIONS OF LAW AND (II) WAIVES,
RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST
CONGRESS (WHETHER SOUNDING IN TORT, CONTRACT OR
OTHERWISE), EXCEPT A CLAIM BASED UPON  WILLFUL
MISCONDUCT, GROSS NEGLIGENCE, BAD FAITH, OR KNOWING
VIOLATIONS OF LAW.  WHETHER OR NOT SUCH DAMAGES ARE
RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER
EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS
EFFECTIVE, CONGRESS SHALL NOT HAVE ANY LIABILITY WITH
RESPECT TO, AND K-H HEREBY WAIVES, RELEASES AND AGREES
NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT,
CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY K-H IN
CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED
TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP
ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR

EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS
DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON
CONGRESS (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT
TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT
OF ACTS OR OMISSIONS ON THE PART OF CONGRESS,
CONSTITUTING WILLFUL MISCONDUCT, GROSS NEGLIGENCE, BAD
FAITH, OR KNOWING VIOLATIONS OF LAW.






            [Signature Page Follows]

          IN WITNESS WHEREOF, this instrument has been signed and sealed this 25th day of April, 1996.


                                  K-H CORPORATION



                                  By: /s/ Fred J. Chapman
                                      ------------------
                                  Title: Treasurer

Acknowledged and accepted in
Chicago, Illinois this 25th day
of April, 1996.


CONGRESS FINANCIAL CORPORATION (Central)


By: /s/ Thomas Lannon
   -------------------
Title: Vice President

          Each of FRUEHAUF TRAILER CORPORATION and the undersigned direct and indirect subsidiaries of Fruehauf
Trailer Corporation, hereby accepts, and acknowledges receipt of a copy of, and agrees to be bound by, the foregoing Subordination Agreement (the "Agreement") this
25th day of April, 1996, and, without limiting the generality of the foregoing, further agrees and acknowledges, jointly and severally, as follows:



    1. Each of the undersigned will not pay any amount due under any of the K-H Loan Documents (this term and all other capitalized terms used and not otherwise defined herein shall have the respective meanings given such terms in the Agreement) or grant any security therefor, except as the Agreement provides.

  2. The breach by K-H of any of the provisions of the Agreement shall constitute an "Event of Default" under and as defined in the Congress Loan Documents.

  3. Congress shall be entitled, but not obligated, to make any Permitted Payment on behalf of the Borrower to K-H or to cure any event of default under any of the K-H
Loan Documents, and each of the undersigned shall be, jointly and severally, obligated to reimburse and indemnify Congress, upon demand, for all payments made or other obligations incurred by Congress in exercising any such cure rights, and all such reimbursement and indemnification obligations shall constitute part of the "Obligations" under and as defined in the Loan Agreement and shall be secured by the Collateral.

  4. The terms of this Agreement shall not give any undersigned any substantive rights vis-a-vis Congress and/or K-H. If Congress and/or K-H shall enforce its rights or remedies in violation of the terms of this Agreement, the undersigned shall not use such violation as a defense to the enforcement by any of the foregoing
Persons of any of their respective rights and remedies under the Congress Loan Documents or the K-H Loan
Documents, as applicable, and shall not assert such violation as a counterclaim or basis for setoff or recoupment against Congress and/or K-H.

                         FRUEHAUF TRAILER CORPORATION


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         FGR, INC.

                         By: /s/ Timothy J. Wiggins
                             -----------------------
                         Title: Executive Vice President

                         FRUEHAUF CORPORATION


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         MARYLAND SHIPBUILDING &
                           DRYDOCK COMPANY

                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President
                         THE MERCER CO.


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         DEUTSCHE-FRUEHAUF HOLDING
                           CORPORATION


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         FRUEHAUF HOLDINGS CORP.


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         FRUEHAUF INTERNATIONAL LIMITED


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President

                         M.J. HOLDINGS, INC.


                         By: /s/ Timothy J. Wiggins
                            ------------------------
                         Title: Executive Vice President


                         E.L. DEVICES, INC.


                         By:
                            ------------------------
                         Title: